UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009

GEOVAX LABS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52091	87-0455038
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1256 Briarcliff Road N.E. Emtech Bio Suite 500 Atlanta, Georgia	30306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 727-0971

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. These risks include the risk that the Company may not generate revenue or achieve profitability in the future, the Company’s need for continued funding, that the products the Company has under development may not prove successful, and other risks, including those set forth in the registrant’s most recent Form 10-K and subsequent Filings. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 3.02 Unregistered Sales of Equity Securities.

On July 14, 2009 we sold 467,836 shares of our common stock, $0.001 par value, to Fusion Capital Fund II, LLC (“Fusion Capital”) related to a Common Stock Purchase Agreement dated May 8, 2008 (the “Purchase Agreement”) for an aggregate purchase price of $80,000. We also issued to Fusion Capital an additional 19,844 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On July 27, 2009 we sold 529,801 shares of our common stock, $0.001 par value, to Fusion Capital related to the Purchase Agreement for an aggregate purchase price of $80,000. We also issued to Fusion Capital an additional 19,844 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On September 4, 2009 we sold 198,413 shares of our common stock, $0.001 par value, to Fusion Capital related to the Purchase Agreement for an aggregate purchase price of $25,000. We also issued to Fusion Capital an additional 6,201 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On September 4, 2009 we issued 112,500 shares of our common stock, $0.001 par value, to Equinox One Consulting, LLC (“Equinox One”) for consulting services. We relied on section 4(2) of the Securities Act of 1933 to issue the common stock and warrant, inasmuch as the common stock was issued to a single private entity which is an accredited investor that acquired its securities as an investment in a private transaction without any form of general solicitation or general advertising.

On September 17, 2009 we sold 195,822 shares of our common stock, $0.001 par value, to Fusion Capital related to the Purchase Agreement for an aggregate purchase price of $25,000. We also issued to Fusion Capital an additional 6.201 shares of our common stock as a partial settlement of the commitment fee for entering into the Purchase Agreement.

On September 22, 2009, GeoVax Labs, Inc., a Delaware corporation, (“GeoVax”) issued 23,141,289 shares of its Common Stock to Mr. Stavros Papageorgiou. The shares were issued to Mr. Papageorgiou pursuant to his exercise of Warrant dated May 15, 2006. The Company received $1,500,000 for the shares it sold. The Warrant was exercised in full.

For each of the aforementioned transactions, the Registrant relied on Section 4(2) of the Securities Act of 1993 (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act, as amended, to issue its securities to Fusion Capital, Equinox One and Mr. Papageorgiou. In each case, the shares were only offered to a single accredited investor who purchased for investment in a transaction that did not involve a general solicitation.

As of September 22, 2009, the Company has 778,487,547 outstanding shares of Common Stock.

Item 8.01 Other Events

On September 21, 2009, the Registrant issued a press release announcing a request for a Pre-IND meeting with the FDA and submission of a protocol for a proposed Phase 1 human clinical trial for the Registrant’s therapeutic HIV/AIDS vaccine candidate. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOVAX LABS, INC.

September 22, 2009

By:     /s/ Mark W. Reynolds

Mark W. Reynolds
Chief Financial Officer

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